Exhibit 10.13

                              EMPLOYMENT AGREEMENT


     This Employment Agreement (the "Agreement") is dated as of June 11, 1997 between Exigent International Inc., a Delaware corporation (the "Company") and Jeffrey C. Clift (the "Employee").

     WHEREAS, Company has determined that it would be desirable and in the best interests of Company to continue to employ Employee, and Employee wishes to continue his employment with Company.

     NOW, THEREFORE, in consideration of the mutual promises of the parties hereinafter contained, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Company and Employee agree as follows:

1. Employment. Company hereby employs the Employee and the Employee hereby accepts employment upon the terms and conditions set forth in this Agreement. Employee will serve as Exigent President and Chief Operating Officer of Company, at the discretion of the Company's Chief Executive Officer ("CEO").

2. Term. Unless sooner terminated as set forth herein, the term of this Agreement ("Term") shall begin on the business day this Agreement is executed (the "Commencement Date"), and end at midnight on the third anniversary of the commencement date, unless extended. The Term may be extended by mutual written agreement of the Company and Employee provided the parties shall agree in writing at least three months' prior to expiration of the Term.

3.   Compensation.

     (a) For all services rendered by the Employee under this Agreement, the Company shall pay and Employee shall accept an annual salary of ONE HUNDRED FORTY-FIVE THOUSAND and NO/100 DOLLARS ($145,000) per annum or lesser amount, on a pro rata basis, for any period less than a full year. This compensation shall be payable to Employee in equal installments in accordance with the Company's normal pay periods, and shall be subject to all appropriate withholding taxes.

          The annual salary payable to Employee will be subject to upward adjustment as determined by Company's management and approved by the Board of Directors in the event that Company generates annual revenues equal to or greater than that specified in an approved three-year plan (the "Plan").

     (b) In addition to the compensation provided for in Section 3(a), Employee shall be granted options to purchase up to 100,000 shares of the common stock, $.01 par value per share, of Company (the "Common Stock"), at an exercise price of $2.25 per share of 110% of current market value whichever is higher and on the terms and conditions described in the Incentive Stock Option Agreement, which Employee agrees to sign, attached hereto as Exhibit A and incorporated herein by this reference.

     (c) Provided that Employee has not been terminated for due cause (as that term is defined below in Section 8), in addition to the compensation provided for in Section (3)(a) above, Company shall grant to Employee options to purchase an additional 72,500 shares of Common Stock at an exercise price of $2.25 per share or 110% of current market value whichever is higher if Company shall receive on or prior to February 1, 1998. (See annual Executive Incentive Plan), including

          (i) earnings of at least $2.9 million or prorated in accordance with the approved Executive Incentive Plan for 1998; or

          (ii) new funding for Company of at least $5,000,000, including long term (at least 5 years) subordinated debt or equity or a combination of both.

          The Board of Directors may, in its sole discretion, award part or all of the options to purchase such 72,500 shares of Common Stock even if none of the foregoing conditions are achieved on or prior to February 1, 1998. If and to the extent any such options are awarded pursuant to this Section 3(c), they shall be awarded on the terms and conditions described in the form of the Incentive Stock Option Agreement, except that the amount of Common Stock subject thereto shall be adjusted to reflect the amount to which Employee is then entitled.

     (d)  In addition to the compensation provided for in Sections 3(a), (b) and
          (c) hereof, Employee shall also be entitled to the following during the Term of this Agreement:

          (i) Four weeks paid vacation annually initially and additional vacation as appropriate in accordance with Company policy to be adopted, provided that Employee will endeavor to schedule his vacation to avoid conflicts with his duties hereunder. During the term of his employment under the Agreement, Employee shall be entitled to the holidays and sick leave afforded and permitted by Company to other employees;

          (ii) at  Employee's   option,   group  medical  insurance  and  dental
               insurance of the kind and to the extend offered from time to time during the Term of this Agreement to other employees of Company;

          (iii)long-term disability insurance, providing for benefits equal to 66 2/3% of Employee's monthly salary to a maximum of $6,000 (Company will continue to pay Employee's full salary during period of short-term disability);

          (iv) participation in Company's 401(k) plan, on such terms and conditions as such participation is made generally available to all employees of Company;

          (v) such other benefits, such as pension, profit sharing, insurance, short-term disability made generally available by Company, in its sole discretion, now or in the future to all of its employees; and

          (vi) such other benefits, if any, which the Board of Directors, in its sole discretion, may make available to Employee.

4.   Duties; Authority.

     (a) During the Term, Employee shall perform those services reasonably requested by his immediate manager and the CEO in a manner and to an extent which will allow the Company to benefit from Employee's experience in and knowledge of the industry in which the Company is engaged and as specified in greater detail in Exhibit B attached hereto and incorporated herein by this reference. During the Term, Employee shall devote his full professional time, attention, skill and energy to the business, welfare and affairs of the Company. While serving as Exigent President and Chief Operating Officer, Employee shall have the authority and responsibility to devise and implement strategies and operations and to supervise and manage all employees in his/her business unit as shown on the corporate organizational chart approved by the Board of Directors on June 11, 1997 which is set forth as Attachment 1 to Exhibit B. Such organization chart may be modified by the CEO in his discretion after collaboration from Employee. Employee shall use his best efforts in the performance of his duties hereunder and to promote the interests of the Company and its present and future subsidiaries and affiliates. Employee agrees to abide by all rules and regulations of Company as established or amended from time to time.

     (b) The parties agree that Employee may not, without the prior written consent of Company, be engaged in any other business activity without Company's prior written consent, whether or not such activity is pursued for gain, profit or other pecuniary advantage; provided, however, that subject to the Non-Disclosure and Non-Competition Agreement set forth in Exhibit D. Employee may passively invest his personal assets in businesses where the form or manner of such investment will not require services on the part of Employee.

5. Business Expenses and Reimbursements. Employee shall further be entitled to reimbursement by Company for other ordinary and necessary business expenses incurred by Employee in the performance of his duties hereunder, and further provided that:

     (a) Each such expenditure is of a nature qualifying it as a proper deduction on the federal and state income tax returns of the Company as a business expense and not as deductible compensation to the Employee; and

     (b) Employee furnishes the Company with adequate records and other documentary evidence required by federal and state statutes and regulations for the substantiation of such expenditures as deductible business expenses of the Company and not as deductible compensation to the Employee.

     Employee agrees that if, at any time, any payment made to the Employee by the Company as a business expense reimbursement for a particular item shall be disallowed in whole as a deductible expense to the Company by the appropriate taxing authorities, Employee shall reimburse Company to the full extent of such disallowance if so requested by the Company in writing.

6. Proprietary Information and Inventions Agreement. As a condition to his employment hereunder, Employee agrees to execute and deliver to Company a Proprietary Information and Inventions Agreement in the form attached hereto at Exhibit C and incorporated herein by this reference.

7. Non-Disclosure and Non-Competition Agreement. As a condition to his employment hereunder, Employee agrees to execute and to deliver to the Company a Non-Disclosure and Non-Competition Agreement in the form attached hereto as Exhibit D and incorporated herein by this reference.

8.   Termination.

     (a) This Agreement may be terminated at any time prior to expiration of the Term (i) by Employee upon sixty (60) days' prior written notice to the Company, (ii) upon the disability (defined to mean the inability of Employee to engage in substantial employment duties by reason of any medically determinable physical or mental impairment for a continuous period of 60 days) of Employee, (iii) by the Company for "due cause" at any time (iv) by the Company without "due cause" at any time upon fifteen (15) days' prior written notice to the Employee.

     (b) In the event of termination pursuant to Section 8(a)(i), or Section 8(a)(iii), the Company shall not be obligated to make any severance payments or any other further payments hereunder, except with respect to accrued but unpaid compensation and reimbursements owed Employee for expenses incurred prior to the effective date of termination. For purposes of Section 8, "due cause" shall mean personal dishonesty, willful misconduct, breach of a fiduciary duty involving personal profit, willful violation of any law, rule, regulation (other than a law, rule or regulation relating to offenses or misdemeanors unrelated to any of the foregoing or to the Company's business) or final cease and desist order, or material breach of any provision of this Agreement, including but not limited to Employee's obligations under Sections 4 hereof or a material breach of any of Employee's obligations under Proprietary Information and Inventions Agreement attached hereto as Exhibit C or under the Non-Disclosure and Non-Competition Agreement attached hereto as Exhibit D.

     (c) In the event of termination by the Company pursuant to Section 8(a)(iv) (i.e., without due cause), then in addition to any amounts to which Employee is entitled under Section 8(b), Employee shall also be entitled to receive severance pay as follows:

          (i) If Employee is so terminated without due cause within the first twelve months of the Term ("First Year"), an amount equal to eighteen (18) months' salary, based on the then current salary of Employee as of the effective date of termination, payable in equal installments in accordance with Company's normal pay periods for Employee (i.e. weekly, bi-weekly or monthly) beginning one pay period after the effective date of termination;

          (ii) If Employee is so terminated without due cause within the second twelve months of the Term ("Second Year"), an amount equal to twelve (12) months' salary, based on the then current salary of Employee as of the effective date of termination, payable in equal installments in accordance with Company's normal pay periods for Employee beginning one pay period after the effective date of termination;

          (iii)If Employee is so terminated without due cause within the third twelve months of the Term ("Third Year"), an amount equal to six
               (6) months' salary, based on the then current salary of Employee as of the effective date of termination, payable in equal installments in accordance with Company's normal pay periods for Employee beginning one pay period after the effective date of termination; and

          (iv) If Employee is still employed by Company after the Third Year, and (in the absence of any superseding arrangement with Company, whether pursuant to renewal of this Agreement or otherwise) is so terminated without due cause, an amount equal to three (3) months' salary, based on the then current salary of Employee as of the effective date of termination, payable in equal installments in accordance with Company's normal pay periods for Employee beginning one pay period after the effective date of termination.

     (d) In the event of termination by the Company pursuant to Section 8(a)(iv) (i.e. without due cause), Employee shall also be entitled to receive, at his option and upon his written request, group medical insurance as described in Section 3(d)(ii) during the period Employee is entitled to receive severance pay under Section 8(d) plus, if applicable, any additional extension of the applicable "Non-Competition Period" (as defined in the Non-Disclosure and
          Non-Competition   Agreement,   pursuant   to  Section   3(g)  of  such
          agreement).

     (e)  In the event of termination  upon  Employee's  disability  pursuant to
          Section 8(a)(ii), the Company agrees to continue Employee's regular salary payments from the date of termination through the date the insurance company commences long term disability insurance payments or denies coverage. In the event long term disability coverage is denied due to admitted or proven fraud on behalf of the Employee, the Company will have no severance payment obligations to Employee. If coverage is denied for any other reason, Employee's termination will be treated as termination without due cause under Section 8(a)(iv) and Employee will be entitled to severance pay under Section 8(c) provided any such regular salary payments made by Company to Employee under this Section 8(e) will be credited against Company's severance payment obligations.

     (f) Notwithstanding anything to the contrary set forth in this Agreement, in the event that Employee dies during the Term of this Agreement or any extension thereof, this Agreement shall terminate upon the date of such death, provided that in the event of Employee's death during the Term of this Agreement or any extension thereof the Company shall continue to pay Employee's salary for a period of ninety (90) days following the date of death to the executor or administrator of the Employee's estate, except in no event shall the Company be liable for the payment of any such death benefit which exceeds the maximum severance payment obligations pursuant to Section 8(e) above.

9. Notices. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered, delivered by facsimile telephone transmission, delivered by express delivery service (such as Federal Express), or mailed first class U.S. mail, postage prepaid, addressed as follows:

     If   to the Employee:

         Jeffrey C. Clift
         571 Wethersfield Place
         Melbourne, FL  32940

     If   to the Company:

         Exigent International Inc.
         1225 Evans Road
         Melbourne, FL  32904
         Attn:  Legal Counsel

     (or to such other address as any party shall specify by written notice so given), and shall be deemed to have been delivered as of the date so delivered or three (3) days after mailing for domestic mail and seven (7) days for international mail.

10. Binding Effect; Benefits. This Agreement shall be binding upon and shall inure to the benefit of this parties hereto and their respective successors and assigns, if any. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators or assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, without reference to principles of conflict of laws.

12.  Headings.   Headings  of  the  Sections  of  this  Agreement  are  for  the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

13. No Conflict. Employee represents and warrants that performance of the terms of this Agreement, and the terms of any agreement attached hereto as an Exhibit, to the best of his actual knowledge, will not breach any agreement entered into by Employee, and Employee agrees that he will not enter into any agreement in conflict with this Agreement and the agreements attached as Exhibits. Employee further covenants that (i) he shall not in the performance of his duties hereunder (and the performance of such duties shall not require him to) utilize any proprietary or confidential information owned by any third party which he is prohibited from utilizing by reason of agreement or applicable law, and (ii) he shall not at any time disclose to Company any proprietary or confidential information owned by any third party which he is prohibited from disclosing by reason of agreement or applicable law.

14. Injunctive Relief. Employee acknowledges and agrees that a breach of his obligations under this Agreement, and any agreement attached hereto as an Exhibit or any other exhibit or attachment hereto, will result in irreparable and continuing harm to the Company, for which there will be no adequate remedy at law, and agrees that in the event of any breach or prospective breach of this Agreement, the Company, its successors and assigns will be entitled to injunctive relief in any federal or state court of competent jurisdiction residing in the State of Florida without the necessity or posting bond or other security therefor and without the necessity of proving irreparable harm, and to such other and further relief as may be proper. Employee hereby submits to the jurisdiction of the preceding courts for the purposes of any actions or proceedings instituted by the Company to obtain such injunctive relief, and agrees that the process may be served on the Employee by registered mail, addressed to the last address of the Employee known to the Company, or in any manner authorized by law.

15. Severability. If for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering such provision invalid in any other case or of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid.

16. Assignability. By reason of the special and unique nature of the services hereunder, it is agreed that neither party hereto may assign any interest, rights or duties which it or he may have in this Agreement without the prior written consent of the other party, except that upon any merger, liquidation, or sale of all or substantially all of the assets of the Company to another corporation, this Agreement shall inure to the benefit of and be binding upon the Employee and the purchasing, surviving or resulting company or corporation in the same manner and to the same extent as though such company or corporation were the Company.

17. Waivers. The failure or delay of the Company at any time to require performance by the employee of any provision of this Agreement, even if know, shall not affect the right of the Company to require performance of that provision or to exercise any right, power or remedy hereunder, and any waiver by the Company of any breach of any provision of this Agreement should not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Agreement. No notice to or demand on Employee in any case shall, of itself, entitle Employee to any other or further notice or demand in similar or other circumstances.

18. Indemnification. Company agrees to exercise its power to indemnify Employee in the situations provided in the Company's current Certificate of Incorporation in its form filed with the Secretary of State for the State of Delaware as of the date of this Agreement. This indemnification shall apply even if such Certificate is later amended or deleted.

19. Covenants of the Essence. The covenants of Employee set forth in this Agreement and the other Exhibits are the essence of this Agreement; they shall be construed as independent of any other provision in this Agreement; and the existence of any claim or cause of action of the Employee against the Company, whether predicated on this Agreement or not, shall not constitute a defense to the enforcement by the Company of these covenants.

20. Survival. The provisions of this Agreement will survive the termination or expiration of this Agreement where the intent so indicates they shall survive and all other obligations of the Company and the Employee will cease on termination or expiration of this Agreement. Notwithstanding the foregoing, the Company and the Employee will remain liable for obligations which accrued before termination or expiration of this Agreement (including the Employee's rights to be paid or reimbursed for services rendered and expenses incurred before termination or expiration of this Agreement.)

21. Entire Agreement. This Agreement, together with the agreements in the form attached as Exhibits hereto and all other exhibits and attachments hereto, constitutes the final written expression of all of the agreements between the parties with respect to the subject matter hereof, supersedes all correspondence, understandings, discussions and negotiations concerning the matters specified herein, and specifically supersedes in its entirety other agreements between Company and Employee. No addition to or modification of any provision of this Agreement shall be binding upon any party unless made in writing and signed by the party to be bound.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement on the date written above.

                                  EXIGENT INTERNATIONAL, INC.


                                  /s/ B.R. Smedley
                                  ------------------------------------
                                  Name:  B.R. SMEDLEY
                                  Title: CEO


                                  /s/ Jeffrey C. Clift
                                  ------------------------------------
                                  (Employee Signature)